EXHIBIT 24.1




                                POWER OF ATTORNEY

         Each director of Anchor Financial Corporation (the "Company") whose signature appears below, hereby appoints Stephen L. Chryst and Tommy E. Looper and each of them (with full power to each of them to act alone), as his or her attorney to sign, in his or her name and behalf and in any and all capacities stated below, the Company's Registration Statement on Form S-8 (the "Registration Statement(s)") for the registration of securities in connection with the participation of directors and employees in and acquisition of securities through the Company's Incentive Stock Option Plan of 1996; Incentive Stock Option Plan of 1994, as amended; ComSouth Bankshares, Inc. 1995 Nonqualified Stock Option Plan; ComSouth Bankshares, Inc. Incentive Stock Option Plan; ComSouth Bankshares, Inc. Nonqualified Stock Options granted February 28, 1991, July 24, 1990, January 25, 1990 and February 28, 1989; and M&M Financial Corporation and First National South Incentive Stock Option Plan of 1997, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary to cause the Registration Statement(s) to become effective (including post-effective amendments) and to sign any and all such documents upon the advice of legal counsel to carry out the exercise and sale of the option shares, each such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or his substitute may do by virtue hereof. This Power of Attorney has been signed by the following persons in the capacities indicated on the 12th day of April, 1999.

Signature                                            Title

/s/ C. Jason Ammons, Jr.                             Director
C. Jason Ammons, Jr.

/s/ Howell, V. Bellamy, Jr.                          Director
Howell, V. Bellamy, Jr.

/s/ W. Cecil Brandon, Jr.                            Director
W. Cecil Brandon, Jr.

/s/ James E. Burroughs                               Director
James E. Burroughs

/s/ C. Donald Cameron                                Director
C. Donald Cameron

/s/ Mason R. Chrisman                                Director
Mason R. Chrisman

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                                                     Chairman, President, Chief
/s/ Stephen L. Chryst                                Executive Officer
Stephen L. Chryst                                    and Director

/s/ Robin H. Dial                                    Director
Robin H. Dial

/s/ Chester A. Duke                                  Director
Chester A. Duke

/s/ J. Bryan Floyd                                   Director
J. Bryan Floyd

                                                     Executive Vice President,
/s/ Tommy E. Looper                                  Chief Financial Officer
Tommy E. Looper                                      and Director

/s/ Charles B. McElveen                              Director
Charles B. McElveen

/s/ W. Gairy Nichols, III                            Director
W. Gairy Nichols, III

/s/ Ruppert L. Piver                                 Director
Ruppert L. Piver

/s/ Thomas J. Rogers                                 Director
Thomas J. Rogers

/s/ John C.B. Smith, Jr.                             Director
John C.B. Smith, Jr.

/s/ Albert A. Springs, III                           Director
Albert A. Springs, III

/s/ J. Roddy Swaim                                   Director
J. Roddy Swaim

/s/ Arthur P. Swanson                                Director
Arthur P. Swanson

/s/ Harry A. Thomas                                  Director
Harry A. Thomas

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